                                                 SEE REVERSE SIDE

 Please Mark Here for Address |_| Change or Comments

1. Election of nine directors

01 Samuel D. Addoms, 02 Hank Brown, 03 D. Dale Browning, 04 Paul S. Dempsey, 05 Patricia A. Engels,
06 William B. McNamara, 07 B. LaRae Orullian, , 08 Jeff S. Potter 09 James B. Upchurch.

FOR ALL NOMINEES                      WITHHOLD FROM ALL NOMINEES
     |_|                                         |_|

INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided:

2. To consider and vote upon a proposal to approve the Frontier Airlines, Inc. 2004 Equity Incentive Plan.
          FOR                        AGAINST                   ABSTAIN
          |_|                        |_|                                |_|
3. To transact any other business which is properly presented at the Annual Meeting or any adjournment of that meeting.

WILL ATTEND |_|

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
    If planning on attending the meeting in person, please indicate in the box in the right hand corner above.

Dated:                                                            , 2004

                  Signature of Shareholder
                  Signature of Shareholder

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.
                                             ^ FOLD AND DETACH HERE ^

                        Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
   Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

               Internet                    Telephone                          Mail

     http://www.eproxy.com/frnt         1-800-435-6710

   Use the Internet to vote your   OR   Use any touch-tone          OR   Mark, sign and date
 proxy. Have your proxy card in         telephone to vote your           your proxy and return
 hand when you access the web site      proxy.  Have your proxy          it in the enclosed
                                        card in hand when you call.      postage-paid envelope.

  If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

                                                     P R O X Y

                                              FRONTIER AIRLINES, INC.

                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes Jeff S. Potter, Paul H. Tate, and David Sislowski as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote at the 2004
Annual Meeting of Shareholders of Frontier Airlines, Inc., a Colorado corporation, which will be held on
Thursday, September 9, 2004 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver,
Colorado, or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

                                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                 SEE REVERSE SIDE

                     Address Change/Comments (Mark the corresponding box on the reverse side)

                                             ^ FOLD AND DETACH HERE ^

                          You can now access your Frontier Airlines, Inc. account online.

Access your Frontier Airlines, Inc. stockholder account online via Investor ServiceDirect(R)(ISD).
Mellon Investor Services LLC, Transfer Agent for Frontier Airlines, Inc., now makes it easy and convenient to get current information on your shareholder account.

a.       o View account status o View payment history for dividends
b.       o View certificate history o Make address changes
c.       o View book-entry information o Obtain a duplicate 1099 tax form
d.       o Establish/change your PIN

                               Visit us on the web at http://www.melloninvestor.com

              For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time